UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) August 28, 2003

                                 TIDEWATER INC.

             (Exact name of registrant as specified in its charter)


      Delaware                          1-6311                  72-0487776

(State of incorporation)          (Commission File             (IRS Employer
                                       Number)               Identification No.)



      601 Poydras Street, Suite 1900                                  70130

  (Address of principal executive offices)                          (Zip Code)


                                 (504) 568-1010

              (Registrant's telephone number, including area code)

                                       N/A

          (Former name or former address, if changed since last report)

Item 5. Other Events

In accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the Company notes that certain statements set forth in this Current Report on Form 8-K provide other than historical information and are forward looking. The actual achievement of any forecasted results, or the unfolding of future economic or business developments in a way anticipated or projected by the Company, involve numerous risks and uncertainties. Among those risks and uncertainties, many of which are beyond the control of the Company, include, without limitation, fluctuations in oil and gas prices; level of fleet additions by competitors and vessel overcapacity; changes in capital spending by customers in the energy industry for exploration, development and production; changing customer demands for different vessel specifications; acts of terrorism; unsettled political conditions, war, civil unrest and governmental actions, especially in higher risk countries of operations; foreign currency fluctuations; and environmental and labor laws. Readers should consider all of these risk factors as well as other information contained in this report.

On August 28, 2003, the Company issued the following press release:

Tidewater Announces Renewal of Revolving Credit Facility and Commitments to Build Eight New Vessels

     NEW ORLEANS--(BUSINESS WIRE)--Aug. 28, 2003--Tidewater Inc. (NYSE:TDW) announced today that it has completed an increase and extension of its current Revolving Credit Facility. The current facility, which was set for expiration on April 30, 2004, has been expanded by $95,000,000 to a new level of $295,000,000 with an extended maturity date of April 30, 2008.
     Additionally, Tidewater also announced that it has entered into not previously announced contracts for the building of an additional eight new vessels at a total cost approximating $100,000,000. The vessels, to be built as an integral part of Tidewater's ongoing vessel replacement program, consist of six anchor handling towing supply vessels varying in size from 5500 BHP to 9000 BHP and an additional two of its next generation class of 175' fast supply vessels. The towing supply vessels will be built at various international shipyards while the fast supply vessels are to be built in the United States. Options to build additional vessels at similar pricing are included in the contracts.
     "The renewal and increase of our Revolving Credit Facility in combination with our recently announced placement of $300,000,000 of private placement notes has secured Tidewater's ability to expeditiously respond to market opportunities for many years to come," said Dean E. Taylor, chairman and CEO of Tidewater. "Such a secure and solid financial position will enable Tidewater to systematically replace its fleet on a timetable of its choosing, in response to market opportunities."

     Tidewater Inc. owns and operates a fleet of over 570 vessels, the world's largest fleet of vessels serving the global offshore energy industry.

    CONTACT: Tidewater Inc.
             Keith Lousteau, 504-568-1010
             www.tdw.com

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



TIDEWATER INC
By:   /s/ J. Keith Lousteau
          J. Keith Lousteau
          Chief Financial Officer, Executive Vice
          President and Treasurer



Date: August 28, 2003